Exhibit 10.90
BROADPOINT GLEACHER SECURITIES GROUP, INC.
FORM OF
2003 NON-EMPLOYEE DIRECTORS STOCK PLAN
STOCK OPTION AGREEMENT
     THIS STOCK OPTION AGREEMENT (the “Agreement”) confirms the grant on                      (the “Grant Date”) by Broadpoint Gleacher Securities Group, Inc., a New York corporation (including any successor corporation to Broadpoint Gleacher Securities Group, Inc., the “Company”), to                      (“Non-Employee Director”) of non-qualified options (“Options”) to acquire shares of the Company’s common stock (“Shares”), as follows:
Number of Shares Covered by Option Granted:
How Options Vest and Become Exercisable: [insert vesting schedule] provided the Non-Employee Director continues to be a director of the Company. Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, the Options will expire and will no longer be exercisable after the expiration of                      years from the Grant Date (the “Option Period”). In no event will an Option be exercisable for a fractional Share.
Exercise Prices of the Options: The initial exercise price per Share of the Options will be $___, which is the Fair Market Value of a Share on the Grant Date.
Duration of the Options: Except as otherwise provided in Section 4 of the Terms and Conditions, the Options will terminate and be of no force or effect in accordance with and to the extent provided by the terms and provisions of Section 10 of the Plan. In any event, the Options will terminate upon the expiration of the Option Period.
     The Options are subject to the terms and conditions of the Plan, and this Agreement, including the Terms and Conditions attached hereto. The number of Options, the number and kind of Shares deliverable upon exercise of Options, and other terms relating to the Options are subject to adjustment in accordance with Section 5 of the Terms and Conditions and Section 12.2 of the Plan.

     Non-Employee Director acknowledges and agrees that (i) Options are nontransferable, except as provided in Section 3 of the Terms and Conditions and Section 11 of the Plan, (ii) Options are subject to forfeiture upon Non-Employee Director’s termination of service in certain circumstances, as specified in Section 4 of the Terms and Conditions, and (iii) sales of Shares delivered in settlement of Options will be subject to the Company’s policies regulating trading by employees.
     IN WITNESS WHEREOF, BROADPOINT GLEACHER SECURITIES GROUP, INC. has caused this Agreement to be executed by its officer thereunto duly authorized, and Non-Employee Director has duly executed this Agreement, by which each has agreed to the terms of this Agreement.

Non-Employee Director:	BROADPOINT GLEACHER SECURITIES GROUP, INC.

By:

TERMS AND CONDITIONS OF STOCK OPTIONS
     The following Terms and Conditions apply to the Options granted to Non-Employee Director by the Company, as specified in the Stock Option Agreement (of which these Terms and Conditions form a part). Certain terms of the Options, including the number of Options granted, vesting dates and expiration date, are set forth in the Agreement.
     1. GENERAL. The Options are granted to Non-Employee Director under the 2003 Non-Employee Directors Stock Plan (the “Plan”). The Options are not to be treated as (and are not intended to qualify as) incentive stock options within the meaning of Section 422 of the Code. A copy of the Plan and information regarding the Plan, including documents that constitute the “Prospectus” for the Plan under the Securities Act of 1933, can be obtained from the Company upon request. All of the applicable terms, conditions and other provisions of the Plan are incorporated by reference herein. Capitalized terms used in the Agreement and this Terms and Conditions but not defined herein will have the same meanings as in the Plan. If there is any conflict between the provisions of the Agreement and this Terms and Conditions and mandatory provisions of the Plan, the provisions of the Plan govern, otherwise, the terms of this document will prevail. By accepting the grant of the Options, Non-Employee Director agrees to be bound by all of the terms and provisions of the Plan (as presently in effect or later amended), the rules and regulations under the Plan adopted from time to time, and the decisions and determinations of the Board of Directors of the Company (the “Board”) made from time to time, provided that no such Plan amendment, rule or regulation or Board decision or determination without the consent of an affected Participant will materially affect the rights of the Non-Employee Director with respect to the Options.

     2. TIME AND METHOD OF EXERCISE. At any time while any portion of the Options remain vested and exercisable, Non-Employee Director may exercise such vested Options in whole or in part by delivering to the Company written notice of exercise and payment of the exercise price. Such exercise price may be paid (i) in cash, by check or in another cash equivalent acceptable to the Company, (ii) by transfer to the Company of nonforfeitable, nonrestricted Shares already held by Non-Employee Director for at least six (6) months, (iii) through broker-assisted “cashless” exercise arrangements, to the extent permissible under applicable law, (iv) by any other method permitted under the Plan and under rules established by the Board and in effect from time to time, or (v) by a combination of the foregoing.
     3. NONTRANSFERABILITY. Non-Employee Director may not sell, transfer, assign, pledge, margin or otherwise encumber or dispose of Options or any rights hereunder to any third party other than by will or the laws of descent and distribution, except for transfers to a Beneficiary or as otherwise permitted and subject to the conditions under Section 11 of the Plan.
     4. TERMINATION PROVISIONS. The following provisions will govern the vesting and forfeiture of the Options upon the occurrence of certain events relating to termination of service and certain events relating to a Change of Control, in each case unless otherwise determined by the Board (subject to Section 6(a) hereof), except that in any event, the Options will terminate upon the expiration of the Option Period:
          (a) Death or Disability. In the event of Non-Employee Director’s death or Disability, Non-Employee Director (and Non-Employee Director’s estate, designated beneficiary or other legal representative, as the case may be and as determined by the Board) will have the right, to the extent exercisable immediately prior to any such termination of service, to exercise such Options, if any, at any time within the one (1) year period following such termination due to death or Disability (but not beyond the Option Period).
          (b) Change of Control of the Company. If a Change of Control of the Company occurs all Options then unexercised and outstanding will become fully vested and exercisable as of the date of the Change of Control, provided Non-Employee Director is serving on the Board as of the date of the Change of Control or is a director to whom Section 13.3.2 of the Plan is applicable.

          (c) Termination of Service. Except as otherwise provided in this Section 4 or the Plan in the event Non-Employee Director ceases to be a director for any reason, Non-Employee Director’s rights, if any, to exercise any then exercisable Options, if any, will terminate ninety (90) days after the date of such termination of service (but not beyond the Option Period) and thereafter such Options will be forfeited and cancelled by the Company.
     5. SHAREHOLDER’S RIGHTS, DIVIDENDS AND ADJUSTMENTS.
          (a) Shareholder’s Rights and Dividends. Non-Employee Director will have no rights as a shareholder, and will not be entitled to any dividends declared or paid, with respect to any Share underlying an Option unless and until such Share is issued to Non-Employee Director upon the proper exercise of such Option.
          (b) Adjustments. The number of Options credited to Non-Employee Director, the number of Shares underlying such Options and/or the exercise price per Share of such Options will be appropriately adjusted, in order to prevent dilution or enlargement of Non-Employee Director’s rights with respect to such Options and Shares or to reflect any changes in the number of outstanding Shares resulting from any event referred to in Section 12.2 of the Plan.
     6. OTHER TERMS RELATING TO OPTIONS.
          (a) Deferral of Settlement; Compliance with Code Section 409A. No settlement of the exercise of an Option may be deferred hereunder, and all terms of the Option and its exercise will comply with the requirements of Code Section 409A.
          (b) Fractional Options and Shares. The number of Shares underlying Options credited to Non-Employee Director will not include fractional shares, unless otherwise determined by the Board.
          (c) Taxes. Non-Employee Director acknowledges and agrees that the payment of any amount necessary to satisfy requirements of federal, state, local or foreign tax law imposed in connection with the exercise of the Options will be the obligation of Non-Employee Director and the Company will not be obligated to pay or withhold any amount or any Shares in connection with such tax liability.
          (d) Statements. An individual statement of Non-Employee Director’s Options will be issued to Non-Employee Director at such times as may be determined by the Company. Such a statement will reflect the number of outstanding Options credited to Non-Employee Director, transactions therein during the period covered by the statement, and other information deemed relevant by the Board. Such a statement may be combined with or include information regarding other plans and compensatory arrangements for directors.

     7. MISCELLANEOUS.
          (a) Binding Agreement; Written Amendments. This Agreement will be binding upon the heirs, executors, administrators and successors of the parties. This Agreement and the Plan constitute the entire agreement between the parties with respect to the Options, and supersede any prior agreements or documents with respect thereto. No amendment, alteration, suspension, discontinuation, or termination of this Agreement which may impose any additional obligation upon the Company or materially impair the rights of Non-Employee Director with respect to the Options will be valid unless in each instance such amendment, alteration, suspension, discontinuation, or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by Non-Employee Director.
          (b) Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.
          (d) Legal Compliance. Non-Employee Director agrees to take any action the Company reasonably deems necessary in order to comply with federal and state laws, or the rules and regulations of the NASDAQ Global Market or any other stock exchange, or any other obligation of the Company or Non-Employee Director relating to the Options or this Agreement.
          (e) Notices. Any notice to be given the Company under this Agreement will be addressed to the Company at 12 East 49th Street, 31st Floor, New York, New York 10017 , Attention: Corporate Secretary, and any notice to the Non-Employee Director will be addressed to the Non-Employee Director at Non-Employee Director’s address as then appearing in the records of the Company.